EXHIBIT 10.18

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BENCHMARK

May 13, 2022

STRICTLY CONFIDENTIAL

Mana Capital Acquisition Corp.

Jonathan Intrater

Chief Executive Officer

8 The Green

Suite 12490

Dover, DE 19901

Dear Mr. Intrater:

This letter (the "Agreement") constitutes the agreement between Mana Capital Acquisition Corp. (the "Company") and The Benchmark Company, LLC ("Benchmark") that Benchmark shall serve as the exclusive financial advisor in connection with a transaction or related series or combination of transactions involving an acquisition by the Company of the stock or all or substantially all of the assets of, or a significant division of, a third party, including by way of (a) a merger or acquisition of stock, (b) a recapitalization or consolidation, (c) a joint venture (providing substantially the benefits of an acquisition, or providing for the potential purchase of the joint venture assets of the third party), (d) an acquisition of assets, (e) a licensing or similar agreement or arrangement (providing substantially the benefits of an acquisition, or providing for the potential purchase of the licensed or similarly treated assets of the third party) or (f) another strategic transaction of similar nature (any or all of the foregoing, an "M&A Transaction").

If an offering is undertaken by the Company, or the Company engages in a recapitalization or refinancing transaction, Benchmark shall serve as lead manager or exclusive placement agent (collectively, with the services in respect of a potential M&A Transaction, the "Services") for the Company in connection with such offer and placement (the "Offering") by the Company of securities of the Company (the "Securities"). The terms of any Offering and the Securities shall be mutually agreed upon by the Company and the investors therein and nothing herein implies that Benchmark would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete such Offering. The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Benchmark to purchase Securities and does not ensure the successful placement of Securities or any portion thereof or the success of Benchmark with respect to securing any other financing on behalf of the Company.

A.Fees and Expenses. In connection with the Services described above, the Company shall pay to Benchmark the following compensation:

1.M&A Transaction Related Fee. If an M&A Transaction is effected during the Term (as hereafter defined) or the Tail Period (as hereafter defined), with a company, firm, entity or person with whom Benchmark had substantive discussions, correspondence or meetings on behalf of the Company (including any affiliates of any such parties), the Company shall pay Benchmark a cash fee for its services hereunder (the "Advisory Fee")") equal to 1.5% of the Aggregate Consideration (as defined below) paid in connection with such M&A Transaction. "The Advisory Fee shall be payable at the closing of the M&A Transaction, provided that any Advisory Fee in respect of contingent amounts shall be payable when such contingent amounts are payable pursuant to the applicable transaction documents. The 12-month period following the expiration or termination of the Term of this Agreement shall be the “Tail Period”.

The Benchmark Company, LLC - Member FINRA, SIPC

150 East 58th Street, 17th Floor, New York, NY 10155 - Tel: 212-312-670

4.[sic]Expenses. In addition to any fees payable to Benchmark hereunder, the Company agrees to reimburse Benchmark for all reasonable travel and other out-of-pocket expenses incurred in connection with Benchmark's engagement, including the reasonable fees and expenses of Benchmark's counsel.

B.Term and Termination of Engagement. The term (the "Term") of Benchmark's engagement will begin on the date hereof and end on the earlier of six months from the date hereof or 30 days after the receipt by either party hereto of written notice of termination. Notwithstanding anything to the contrary contained herein, the provisions concerning indemnification, contribution and the Company's obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement.

C.Use of Information. The Company will furnish Benchmark such written information as Benchmark reasonably request in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Benchmark will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to a Transaction and that Benchmark do not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to a Transaction, including, without limitation, any financial information, forecasts or projections considered by Benchmark in connection with the provision of its services.

D.Publicity. In the event of the consummation or public announcement of any Transaction, Benchmark shall have the right to disclose its participation in such Transaction, including, without limitation, the placement at its cost of “tombstone" advertisements on its Website and in financial and other newspapers and journals.

E.Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities ("blue sky") laws. Benchmark agrees to cooperate with counsel to the Company in that regard.

F.Indemnity.

1.In connection with the Company's engagement of Benchmark for Services, the Company hereby agrees to indemnify and hold harmless Benchmark and its affiliates, and th'e respective controlling persons, directors, officers, partners, members, shareholders, agents, registered representatives, registered principals and employees of any of the foregoing (collectively the “Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), investigations, damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a "Claim"), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company's engagement of Benchmark, or (B) otherwise relate to or arise out of Benchmark's activities on the Company's behalf under Benchmark's engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company's engagement of Benchmark except for any Claim incurred by the Company as a result of such Indemnified Person's gross negligence or willful misconduct.

2.The Company further agrees that it will not, without the prior written consent of Benchmark, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in the defense of such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4.The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Benchmark is the Indemnified Person), the Company and Benchmark shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Benchmark on the other, in connection with Benchmark's engagement referred to above, subject to the limitation that in no event shall the amount of Benchmark's contribution to such Claim exceed the amount of fees actually received by Benchmark from the Company pursuant to Benchmark's engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Benchmark on the other, with respect to Benchmark's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to a Transaction (whether or not consummated) for which Benchmark is engaged to render services bears to (b) the fee paid or proposed to be paid to Benchmark in connection with such engagement.

5.The Company's indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

G.Limitation of Engagement to the Company. The Company acknowledges that Benchmark has been retained only by the Company, that Benchmark is providing Services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company's engagement of Benchmark is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Benchmark or any of its affiliates, or any of its affiliates' respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), partners, employees, registered principals, registered representatives or agents. Unless otherwise expressly agreed in writing by Benchmark, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Benchmark, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Benchmark to the Company in connection with Benchmark's engagement is intended solely for the benefit and use of the Company's management and directors in considering a possible Transaction, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Benchmark shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor or counterparty introduced to it by Benchmark. The Company agrees that it will perform and comply with the covenants and other obligations set forth in the purchase agreement and related transaction documents, as applicable, between the Company and the investors in the Transaction, and that Benchmark will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Benchmark by the Company.

H.Limitation of Benchmark's Liability to the Company. Benchmark and the Company further agree that neither Benchmark nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), partners, employees, registered representatives, registered principals or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Benchmark and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Benchmark.

I.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be beard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State ofNew York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys' fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Benchmark and the Company.

J.Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Benchmark, to The Benchmark Company, LLC, at the address set forth on the first page hereof, fax number (212) 312-6761, Attention: General Counsel, and if sent to the Company, to the address set forth on the first page hereof, fax number, ____________ Attention: _______________. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

K.Miscellaneous. This Agreement shall not be modified or amended except in writing signed by Benchmark and the Company. This Agreement shall be binding upon and inure to the benefit of both Benchmark and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Benchmark and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by and between Benchmark and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

THE BENCHMARK COMPANY

By:	/s/ John J. Borer, III
Name: John J. Borer, III Title: Managing Director

Accepted and Agreed:

Mana Capital Acquisition Corp.

By /s/ Jonathan Intrater

Name: Jonathan Intrater

Title: CEO